Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-165972) on Amendment No. 1 to Form S-1 of our report dated April 9, 2010, except for items disclosed in Note 1 regarding restatement, as to which the date is June 30, 2010, relating to our audit of the restated consolidated financial statements of Internet Media Services, Inc. for the year ended December 31, 2009, our report dated June 30, 2010 related to our audit of the  carve out financial statements of Legalstore.com (a division of Document Security Systems, Inc.) for the period from January 1, 2009 to October 8, 2009 and our report dated December 11, 2009 related to our audits of the carve out financial statements of Legalstore.com (a division of Document Security Systems, Inc.) for the years ended  December 31, 2007 and 2008 appearing in the Prospectus, which is part of this Registration Statement.

We also consent of the reference to our firm under the caption “Experts” in such Prospectus.

/s/ FREED MAXICK & BATTAGLIA, CPAs, PC

Buffalo, New York
June 30, 2010